UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2012

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900, McLean, VA 22102

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) On June 12, 2012, Primus Telecommunications Group, Incorporated (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). Of 13,846,798 shares of common stock issued and outstanding and eligible to vote as of the record date of April 16, 2012, a quorum of 12,445,364 shares, or 89.9% of the eligible shares, was present in person or represented by proxy.

(b) The following actions were taken at the Annual Meeting:

1. The following five directors were elected as members of the Board of Directors of the Company to serve a one-year term until the Company’s 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified: Peter D. Aquino, Mark E. Holliday, Robert M. Pons, Steven D. Scheiwe and Neil S. Subin, based on the following votes:

Nominee	Voted For	With held Authority	Broker Non-Vote
Peter D. Aquino	9,531,848	82,856	2,830,660
Mark E. Holliday	9,531,834	82,870	2,830,660
Robert M. Pons	9,531,834	82,870	2,830,660
Steven D. Scheiwe	9,531,834	82,870	2,830,660
Neil S. Subin	9,355,535	259,169	2,830,660

2. The appointment of BDO USA LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012 was ratified based on the following votes: 12,429,981 votes for, 145 votes against, 15,238 votes abstaining and no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Dated: June 12, 2012	By:	/s/ John D. Filipowicz
	Name:	John D. Filipowicz
	Title:	General Counsel, Corporate Secretary, Chief Compliance Officer and Chief Administrative Officer